SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

SLEEPAID HOLDING CO.
(Name of Registrant as Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SLEEPAID HOLDING COMPANY

Rm 10, 1/F., Wellborne Commercial Centre,

8 Java Road, North Point Hong Kong

November 14, 2016

Dear Shareholder:

The annual meeting of shareholders of Sleepaid Holding Company will be held at Room 1302, Building 1-3, Poly Plaza, 290 Hanxi Avenue, Panyu District, Guangzhou, Guangdong, China, on December 6, 2016 at 2:00 pm Beijing Time.

You may attend the annual meeting if you are listed on Sleepaid’s records as a shareholder as of November 15, 2016 (the “record date”) or if you bring documentation to the meeting that demonstrates your beneficial ownership of Sleepaid Holding Company common stock through a broker, bank or other institution as of the record date.

Since this meeting is for informational purposes only, there will be no voting on directors or other proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A copy of the Information Statement and the Form 10-K for the year ended December 31, 2015 will be available on our website, http://www.sleepaidco.com on or before November 21, 2016.

If you plan on attending the annual meeting of shareholders, please RSVP by phone to (852) 28062312.

By order of the Board of Directors,

/s/ Wang, Tao
Chief Executive Officer

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SLEEPAID HOLDING COMPANY

Rm 10, 1/F., Wellborne Commercial Centre,

8 Java Road, North Point Hong Kong

November 14, 2016

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of the Information Statement for the Annual Meeting of Shareholders to be held on December 6, 2016

This Information Statement and the Form 10-K for the period ended December 31, 2015 are available on the Internet at http://www.sleepaidco.com.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Shareholders of Sleepaid Holding Company (the “Company”):

The election of our directors to hold office until the next Annual Meeting of Shareholders in 2017 or until their respective successors are duly elected and qualified.

The Board of Directors has fixed November 15, 2016 as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Shareholders of record at the close of business on November 15, 2016, the Record Date, are entitled to notice of the action to be effective on or about December 6, 2016. Each share of our common stock entitles its holder to one vote on each matter submitted to shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of common stock as of the Record Date have voted in favor of the foregoing action by written resolution and had sufficient voting power to approve such proposals through their ownership of common stock, no other proxies will be solicited in connection with this Information Statement.

This Information will be available on our website, http://www.sleepaidco.com, on or about November 21, 2016. A shareholder may request a paper copy of the Information Statement by contacting us at: Sleepaid Holding Company, Attention: Investor Relations, Rm 10, 1/F., Wellborne Commercial Centre, 8 Java Road, North Point Hong Kong or by telephone at (852) 28062312

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The elimination of the need for voting at a meeting of shareholders to approve this action is made possible by the Nevada Private Corporations Code of the State of Nevada and the bylaws of Sleepaid Holding Company, a Nevada corporation, which provides that the written consent of the holders of outstanding shares of voting common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a voting meeting. In order to reduce the costs involved in holding an Annual Meeting of Shareholders at which shareholders vote, our Board of Directors (the “Board”) voted to utilize the written consent of the holders of a majority interest of our voting securities. This Information Statement advises the shareholders of an action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock.

Introduction

You have received this Information Statement because on November 15, 2016, you owned Sleepaid common stock. You are receiving this Information Statement in Lieu of a proxy statement.

By written consent of the Majority Shareholders of Sleepaid Holding Company, we elected directors to serve until their successors are duly elected and qualified. The directors who were re-elected are Tao Wang, Riggs Cheung and Chi Keung Henry Ching. We also elected Yum Yim Wong as Chairman of the Board. Their biographies and qualifications to be on our Board are set forth herein.

This Information Statement is being posted on our website at http://www.sleepaidco.com on or before November 21, 2016, to all shareholders of record on November 15, 2016.

What is the purpose of the Meeting?

We will have an Annual Meeting of Shareholders (the “Meeting”); however, we will not be voting on any proposals or counting proxies. This Meeting is for informational purposes only.

Who can attend the Meeting?

All shareholders of the Company as of the Record Date, November 15, 2016, or their duly appointed proxies, may attend the Meeting. Proof of ownership and identification is required to attend the Meeting. If your shares are held in street name by a bank or broker, you will need to bring a copy of your account evidencing ownership. If you plan on attending the Meeting, please RSVP to Sleepaid by November 21, 2016 by telephone to (852) 28062312.

Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

ELECTION OF DIRECTORS

By Written Consent of the Majority of Shareholders, the following nominees were elected to hold office until the next Annual Meeting and the election of their successors. They have agreed to be named in this Information Statement and to serve on the Board. They will attend the Annual Meeting.

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Below is information about our directors, including biographical data for the past five years and an assessment of the skills and experience of each nominee.

Name	Age	Position and year appointed

Tao Wang	37	Director, 2015
Henry Ching	67	Director, 2015
Riggs Cheung	45	Director, 2014
Yum Yim Wong	52	Chairman of the Board, 2016

Our directors were appointed for a one-year term to hold office until the next annual meeting of shareholders or until removed from office in accordance with our Bylaws and the applicable provisions of the Nevada Private Corporations Code. Our directors will hold office after the expiration of their terms until their successors are elected and qualified, or until they resign or is removed in accordance with our Bylaws and the provisions of the Nevada Private Corporations Code.

Information Concerning Directors

YUM YIM WONG, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Wong has joined Sleepaid Holding Company to serve as Chairman of the Board. For the past five years, Mr. Wong is a director and sales engineer at Lightben Ltd., which is an air-conditioner engineering and distributor, for such companies as Trane, Mitsubishi Heavy Industry, Daikin and Carrier. Mr. Wong has been the director for over 20 years in Lightben. The Company believes that Mr. Wong will help Sleepaid in expanding its Hong Kong and overseas markets.

TAO WANG, CEO, DIRECTOR. Mr. Wang has been with the Company since April 2015 and is a Director of the Company and CEO. Mr. Wang founded Yuewin and has worked in Yuewin since its inception. Mr. Wang is responsible for the strategic planning for the Company.

Mr. Wang was appointed as sole agent for BEMCO in the Guangdong and Guangxi Provinces and opened the first BEMCO store in 2006. By 2007, Mr. Wang was operating 8 stores in two provinces. In 2008, Mr. Wang incorporated Yuewin and obtained the agency to sell Whinny in the Guangdong and Guangxi Provinces. Thinking of the long-term development for Yuewin and to expand the business into other provinces, Mr. Wang created the Sleepaid Brand. Mr. Wang has 13 years’ experience of product development, procurement and marketing in retailing business. Mr. Wang is responsible for daily operation and strategic planning for the Company. Prior to starting Yuewin, Mr. Wang worked for the Taiwan Icon Information Technology Company Limited from 2001 to 2006. Mr. Wang is a graduate of the Beijing University with a major in marketing. Mr. Wang is also an officer, director and shareholder of AMAX Deluxe Limited, the majority shareholder of the Company.

RIGGS CHEUNG, CFO, DIRECTOR. Mr. Cheung has been with the Company since December 2014 and serves as its CFO and a director. Mr. Cheung has worked in two of the top five electronic and household home appliances companies, Media Group and TCL Group. Prior to joining the Company, Mr. Cheung was US marketing representative for both these companies. Since 2006, Mr. Riggs has also been Marketing Director for America Asia Travel Center, in its New York Branch. Mr. Riggs attended City University of New York – Manhattan College and received an Associate’s Degree in Art in 1997. Mr. Riggs brings to the Company an understanding of US business culture, which is an invaluable asset for the Company in the future.

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CHI KEUNG HENRY CHING, NON-EXECUTIVE DIRECTOR. Mr. Ching has been with the Company since April 2015 and served as COO and director. From the new term, Mr. Ching will serve as a non-executive director only. Since 2005, Mr. Ching has served as vice president for US sales for Taiyi Ceramic (Yixing) Co. Mr. Ching’s expertise lies in the area of global supply chain. Mr. Ching has a BBA in International Marketing from Bernard Baruch College of the City College of New York as well as a Master’s of Business Administration from Western New England College.

Board of Directors Compensation

Our directors are not compensated separately for serving as directors with the exception of Curtis Riley who was paid $1,000 per month this year for his services as an outside director. Mr. Riley was not re-elected to the Board. The officers are paid for their services as officers.

Executive Compensation

As described above, our former director Curtis Riley has received $1,000 per month for his services as an outside director. None of our other officers or directors received any compensation for services for the current year. In 2015, our CEO, Tao Wang, received $10,680 is salary.

Stock Option Grants

We did not grant any stock options to any of our directors and officers during our most recent fiscal year ended December 31, 2015. We have not granted any stock options to any of our directors and officers since the end of our most recent fiscal year on December 31, 2015.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options (i) during our most recent fiscal year ended December 31, 2015, or (ii) since the end of our most recent fiscal year on December 31, 2015.

Outstanding Stock Options

Our directors and officers do not have any options to purchase any shares of our common stock.

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

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	Number of Shares	Percentage
Name & Address	as of 10/31/16	as of 10/31/16

Amax Deluxe Limited (2)	9,770,000	71.5%
B2, 18/F, Block B, Wai Hoi Mansion
No. 254 Electric Road
North Point, Hong Kong

Tao Wang (1)(2)	4,396,500	32.2%
Rm 10, 1/F., Wellborne Commercial Centre,
8 Java Road, North Point Hong Kong

Chi Keung Henry Ching (1)
Rm 10, 1/F., Wellborne Commercial Centre,
8 Java Road, North Point Hong Kong

Cheung Riggs (1)
Rm 10, 1/F., Wellborne Commercial Centre,
8 Java Road, North Point Hong Kong

YumYim Wang (1)
Rm 10, 1/F., Wellborne Commercial Centre,
8 Java Road, North Point Hong Kong

Officers & directors as a
Group (4 persons)	4,396,000	32.2%

 _________

(1) Denotes officer and/or director.

(2) Tao Wang, an officer and director of the Company, owns 45% of Amax Deluxe Limited and is an officer and director of Amax. He is deemed to be a control person of Amax and is noted as having a beneficial interest in the shares of the Company owned by Amax along with Cheung Kuen Harry, who owns 55% of Amax. The shares listed for Mr. Wang represent his percentage of indirect ownership of the shares owned in the Company by Amax.

COMPENSATION OF MANAGEMENT

During the year ended December 31, 2015 and to date since then, no officer or director has received compensation from the Company with the exception of Mr. Wang who was paid $10,680 in salary and our former director, Curtis Riley, who received $1,000 per month for his services as a director. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meeting of the Board of Directors. The Company has no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company’s directors or executive officers.

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The Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any executive officer or director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such executive officer’s employment or from a change-in-control of the Company or a change in such executive officer’s responsibilities following a change-in-control and the amount, including all periodic payments or installments where the value of such compensation or remuneration exceeds $100,000 per executive officer. During the year ended December 31, 2015 and to date, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no written employment agreements.

Termination of Employment and Change of Control Arrangement. Except as noted herein, the Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any individual names above from the latest or next preceding fiscal year, if such plan or arrangement results or will result from the resignation, retirement or any other termination of such individual’s employment with the Company, or from a change in control of the Company or a change in the individual’s responsibilities following a change in control.

Compensation Pursuant to Plans. Other than disclosed above, the Company has no plan pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals and group described in this item.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address, Rm 10, 1/F, Wellborne Commercial Centre, 8 Java Road, North Point Hong Kong.

BY ORDER OF THE BOARD OF DIRECTORS

November 14, 2016	/s/ Wang, Tao
Chief Executive Office

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